As filed with the Securities and Exchange Commission on August 4, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________
Patterson-UTI Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2504748 (I.R.S. Employer Identification No.)

Patterson-UTI Energy, Inc.
10713 W. Sam Houston Pkwy N, Suite 800
Houston, Texas 77064
(Address of Principal Executive Offices, Zip Code)

Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan
(Full title of the plan)

Seth D. Wexler
Executive Vice President, General Counsel and Secretary
Patterson-UTI Energy, Inc.
10713 W. Sam Houston Pkwy N, Suite 800
Houston, Texas 77064
(281) 765-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Krista P. Hanvey Gibson, Dunn & Crutcher, LLP 2001 Ross Ave, Suite 2100 Dallas, Texas 75201 (214) 698-3100
______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers 28,900,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of Patterson-UTI Energy, Inc. (the “Registrant”) that may be issued pursuant to the Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan (the “Plan”). The Registrant’s stockholders approved an amendment to the Plan on June 4, 2026 that increased the number of shares available for issuance under the Plan by 28,900,000 shares of Common Stock. This Registration Statement relates to such shares of Common Stock authorized to be issued under the Plan, which shares are in addition to (i) the 13,467,480 shares of Common Stock previously registered on the Registrant’s Form S-8 filed on June 3, 2021 (SEC File No. 333-256752 ) with respect to the Plan, (ii) the 5,445,000 shares of Common Stock previously registered on the Registrant’s Form S-8 filed on June 8, 2023 (SEC File No. 333-272520) with respect to the Plan, (iii) the 10,050,932 shares of Common Stock previously registered on the Registrant’s Form S-8 filed on September 1, 2023 (SEC File No. 333-274321) with respect to the Plan, and (iv) the 20,000,000 shares of Common Stock previously registered on the Registrant’s Form S-8 filed on June 6, 2024 (SEC File No. 333-279995) (collectively, the “Prior Registration Statements”). As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statements, including all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed June 6, 2024).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 15, 2023).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney (included on the signature page hereto).
99.1	Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed June 4, 2026).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 4th day of August, 2026.

PATTERSON-UTI ENERGY, INC.

By:	/s/ William Andrew Hendricks, Jr.
Name:	William Andrew Hendricks, Jr.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Andrew Hendricks, Jr., C. Andrew Smith and Seth D. Wexler, or any of them, severally, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 2026.

Signature	Title
/s/ William Andrew Hendricks, Jr.	President, Chief Executive Officer and Director
William Andrew Hendricks, Jr.	(Principal Executive Officer)

/s/ C. Andrew Smith	Executive Vice President and Chief Financial Officer
C. Andrew Smith	(Principal Financial Officer)

/s/ Forrest Robinson	Chief Accounting Officer
Forrest Robinson	(Principal Accounting Officer)

/s/ Curtis W. Huff	Chairman of the Board and Director
Curtis W. Huff

/s/ Robert W. Drummond	Vice Chairman of the Board and Director
Robert W. Drummond

/s/ Tiffany (TJ) Thom Cepak	Director
Tiffany (TJ) Thom Cepak

/s/ Gary M. Halverson	Director
Gary M. Halverson

/s/ Cesar Jaime	Director
Cesar Jaime

/s/ Janeen S. Judah	Director
Janeen S. Judah

/s/ Amy H. Nelson	Director
Amy H. Nelson

/s/ Julie J. Robertson	Director
Julie J. Robertson

/s/ James C. Stewart	Director
James C. Stewart

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